EXHIBIT 4.3

                              GULFWEST ENERGY INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

     This Non-Qualified Stock Option Agreement (the "Agreement") is entered into between GulfWest Energy Inc. (the "Company") and ___________________ (the "Optionee"), effective as of the _____ day of _______, 200_. In consideration of the mutual promises and covenants made therein, the parties hereby agree as follows:

     Grant of Option. Under the terms and conditions of the Company's 2004 Stock Option and Compensation Plan (the "Plan"), which is incorporated by reference, the Company grants to the Optionee stock options to acquire _______________ of the Company's Class A Common Stock, par value $0.001 per share, at an exercise price of $_____ per share (the "Option"). The Option is granted as of _______________ (the "Date of Grant") and vests according to the schedule provided below.

     This Option is a newly granted option and vests according to the following schedule:

     If Optionee remains employed by Company until _____________: _____ _ Options will vest on that date and will expire on ______________________.

     If Optionee remains employed by Company until _____________: _______ Options will vest on that date and will expire on _____________ __.

     If Optionee remains employed by Company until ______________: Options will vest on that date and will expire on June ___________ ___.

     Additional stock options may be granted to employees based on future performance of the Company and the individual employee.

     Nature of Option. The Option is a "non-qualified stock option" and not an "incentive stock option."

     Term. The Option will expire as scheduled above (in each instance, the "Expiration Date").

     Vesting. The Option may be exercised, in whole or in part, at any time from and after the vesting date through the applicable Expiration Date (the "Exercise Period").

     Procedure for Exercise. Exercise of the Option or a portion thereof shall be effected by the giving of written notice to the Company by the Optionee in accordance with Section 1.10(a) of the Plan and payment of the purchase price prescribed in Section 1 of this Agreement for the shares to be acquired pursuant to the exercise.

     Payment of Purchase Price. Payment of the purchase price for any shares purchased pursuant to the Option shall be in accordance with the provisions of
Section 1.10(b) of the Plan.

     Transfer of Options. This Option may be transferred by the holder hereof, upon five (5) days prior written notice to the Company, subject to compliance with the terms of the Agreement, the Plan and applicable securities laws.

     Rights Upon Termination of Employment. To the extent vested on the date of termination, the rights granted herein shall be retained by the Optionee following the termination of the Optionee's employment or service.

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

     Acceptance of Plan. The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein. The Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

     Amendment. This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

     Miscellaneous. This Agreement will be construed and enforced in accordance with the laws of the State of Texas and will be binding upon and inure to the benefit of any successor or assign of the Company and an executor, administrator, trustee, guarantor or other legal representative of the Optionee.

     Prior Incentive Stock Options. The parties agree and acknowledge that the options granted pursuant to this Agreement are issued in lieu of Incentive Stock Options purported to be granted to Optionee pursuant to an Incentive Stock Option Agreement dated as of July 15, 2004 (the "Prior Options"). The parties further agree and acknowledge that the Prior Options were purported to be issued pursuant to the Company's Amended and Restated 1994 Stock Option and Compensation Plan, which plan expired by its terms on February 1, 2004 and that the Prior Options are null and void and of no legal effect. Optionee hereby releases the Company from any liability or obligation with respect to the Prior Options, including without limitation any liability or damages arising as a result of the change in the status of the options from incentive stock options to non-qualified stock options.

     Corporate Changes. As provided in Section 1.11(a) of the Plan, the Option may be revised by the Committee (as defined in the Plan) upon the occurrence of any of the events described in such Section.

         Executed to be effective as of the ________ day of ________ 200___.

                       THE COMPANY

                       GULFWEST ENERGY INC.

                       By:      _________________________________
                       Its:     CEO

                       By:      _________________________________
                       Its:     President


                       THE OPTIONEE

                       _______________________________________
                       Signature
                       _______________________________________
                       Date
                       _______________________________________
                       Social Security Number of Optionee

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
                              GULFWEST ENERGY INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

     This Non-Qualified Stock Option Agreement (the "Agreement") is entered into between GulfWest Energy Inc. (the "Company") and ___________ (the "Optionee"), effective as of the _____ day of ___________. In consideration of the mutual promises and covenants made therein, the parties hereby agree as follows:

     Grant of Option. Under the terms and conditions of the Company's 2004 Stock Option and Compensation Plan (the "Plan"), which is incorporated by reference, the Company grants to the Optionee stock options to acquire __________ shares of the Company's Class A Common Stock, par value $0.001 per share, at an exercise price of $_____ per share (the "Option"). The Option is granted as of ___________ (the "Date of Grant") and vests according to the schedule provided below.

     The Option is granted to replace the options previously granted to and held by the Optionee as listed below, which are hereby terminated by mutual agreement consistent with Optionee's earlier oral agreement to do so. The Option will vest on _______________, assuming Optionee remains employed on that date, and will expire on _____________________________.

     Options which the parties agree to terminate:

Number: ______   Price: $____   Issued: ________  agreed to:  _______  initial
Number: ______   Price: $____   Issued: ________  agreed to:  _______  initial


     Additional stock options may be granted to employees based on future performance of the Company and the individual employee.

     Nature of Option. The Option is a "non-qualified stock option" and not an "incentive stock option."

     Term. The Option will expire as scheduled above (in each instance, the "Expiration Date").

     Vesting. The Option may be exercised, in whole or in part, at any time from and after the vesting date through the applicable Expiration Date (the "Exercise Period").

     Procedure for Exercise. Exercise of the Option or a portion thereof shall be effected by the giving of written notice to the Company by the Optionee in accordance with Section 1.10(a) of the Plan and payment of the purchase price prescribed in Section 1 of this Agreement for the shares to be acquired pursuant to the exercise.

     Payment of Purchase Price. Payment of the purchase price for any shares purchased pursuant to the Option shall be in accordance with the provisions of
Section 1.10(b) of the Plan.

     Transfer of Options. This Option may be transferred by the holder hereof, upon five (5) days prior written notice to the Company, subject to compliance with the terms of the Agreement, the Plan and applicable securities laws.

     Rights Upon Termination of Employment. To the extent vested on the date of termination, the rights herein shall be retained by the Optionee following the termination of the Optionee's employment or service.

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

     Acceptance of Plan. The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein. The Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

     Amendment. This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

     Miscellaneous. This Agreement will be construed and enforced in accordance with the laws of the State of Texas and will be binding upon and inure to the benefit of any successor or assign of the Company and an executor, administrator, trustee, guarantor or other legal representative of the Optionee.

     Prior Incentive Stock Options. The parties agree and acknowledge that the options granted pursuant to this Agreement are issued in lieu of Incentive Stock Options purported to be granted to Optionee pursuant to an Incentive Stock Option Agreement dated as of July 15, 2004 (the "Prior Options"). The parties further agree and acknowledge that the Prior Options were purported to be issued pursuant to the Company's Amended and Restated 1994 Stock Option and Compensation Plan, which plan expired by its terms on February 1, 2004 and that the Prior Options are null and void and of no legal effect. Optionee hereby releases the Company from any liability or obligation with respect to the Prior Options, including without limitation any liability or damages arising as a result of the change in the status of the options from incentive stock options to non-qualified stock options.

     13. Corporate Changes. As provided in Section 1.11(a) of the Plan, the Option may be revised by the Committee (as defined in the Plan) upon the occurrence of any of the events described in such Section.

       Executed to be effective as of the _______ day of __________ 200__.

                              THE COMPANY

                              GULFWEST ENERGY INC.

                              By:      _________________________________
                              Its:     CEO

                              By:      _________________________________
                              Its:     President


                              THE OPTIONEE

                              _______________________________________
                              Signature
                              _______________________________________
                              Date
                              _______________________________________
                              Social Security Number of Optionee


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